UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PORT OF CALL ONLINE INC.
(Exact Name of Registrant As Specified in its Charter)

Nevada	4712	27-2060863
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Nevada Agency and Trust Company
40 Warren Street, Floor 3	50 West Liberty Street, Suite 880
Charlestown, MA, 02129-3608	Reno, Nevada 89501
(617) 459-6031	(775) 322-0626
(Address and telephone number of	(Name, address and telephone
principal executive offices)	of agent for service)

With copies to:
Synergen Law Group, APC
Attention: Karen A. Batcher, Esq
819 Anchorage Place, Suite 28
Chula Vista,  CA  91914
Tel.  619.475.7882
Fax  866.352.4342

Approximate date of commencement of proposed sale to public:
As soon as practical after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities At registration statement number of the earlier effective registration statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐	Non-accelerated filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE (1) (3)
Common Stock (2)	1,600,000 shares	$0.04	$64,000	$8.73

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(2)	Represents common stock being sold on behalf of selling shareholders.
(3)	Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-188575) (the “Registration Statement”) of Port of Call Online, Inc. (the “Company”) is being filed pursuant to the undertakings in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission (the “SEC”) on July 30, 2013, to (i) include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that was filed with the SEC on April 11, 2014 and (ii) to update certain other information in the Registration Statement.

No additional securities are being registered under this Post-Effective Amendment No. 1.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.

SUBJECT TO COMPLETION, Dated July 30, 2014
PROSPECTUS

PORT OF CALL ONLINE INC.

1,600,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 1,600,000 common shares offered through this prospectus. The 1,600,000 common shares offered by the selling shareholders represent 52% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.04 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.04	None	$0.04
Total	$64,000	None	$64,000

The 1,600,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders. Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at 0.04 per share for the duration of the offering.

The selling shareholders, brokers or dealers effecting transactions in these shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available.   Our common stock is listed for quotation on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market, under the symbol “POCO.”  However, no trades of our common stock have taken place as of the date of this registration statement.

The Company is a Shell Company as defined by as defined in Rule 405.   As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC.  The selling shareholders in this offering are underwriters.

The offering shall terminate on July 25, 2015 .

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

Port Of Call Online Inc.

We were incorporated on March 2, 2010 under the laws of the state of Nevada.  Our principal offices are located at 40 Warren Street, 3rd floor, Charlestown, MA 02129-3608.  Our telephone number is (617) 459-6031.

Port of Call Online Inc. intends to create a web-based service that will offer boaters an easy, convenient, fun and easy to use online resource to help them plan and organize their boating trips. The registrant’s intended website will provide listings for a plethora of product and service providers of interest to the boating traveler, including available moorage facilities, along with a full presentation of information important to boaters, such as location, address, phone number, email, Dock information, availability of fuel and power, pricing, along with other applicable information. The registrant’s intended website will also provide information relating to restaurants in the immediate area or further away, attractions either within walking distance, or general attractions in the area, accommodation. repair services, boat rental, yacht brokerage services, maps. As well as a variety of other services such as grocery locations, food delivery services, cleaning services, car rental and nanny services. The targeted market includes boaters who go on vacation, towing their boats, those that travel using their boats, and others who wish a boating experience while on their vacation.

We are still in our development stage and plan and cannot commence business operations on our website until its completion. The Port of Call Online website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The first phase of our plan of operations is to design and construct the initial Port of Call Online website and initiate its initial marketing strategies. Expenses related to stage one are expected to be approximately $15,000 and we expect to have this stage of the websites development completed by February 2014 . The registrant currently has sufficient capital to complete this phase of its plan of operations. The second phase of our plan of operations is the development of critical mass and additional marketing efforts. The registrant currently has sufficient capital to begin the second phase of its plan of operations which is estimated to employ one individual for $2,000 per month. We can provide no assurance that we will be successful in our planned development of our website. The third phase of our plan of operations is to establish a presence in additional market areas and enhance marketing activities. The implementation of this third phase is dependent on the success of the first two phases The registrant currently does not expect to have sufficient capital to proceed with this phase of its plan of operations. The registrant currently does not have any arrangements for financing and may not be able to obtain financing when required. The registrant believes the only source of funds that would be realistic is through a loan from our president or the sale of equity capital.

We have not earned any revenues to date.  We do not anticipate earning revenues until we have completed our website and commenced marketing activities.   As of March 31, 2014, we had $2,300 cash on hand and total  liabilities of $9,600.  Accordingly, our working capital position as of March31, 2014 was $(7,300)36,250.  Since our inception through March 31, 2014, we have incurred a net loss of $52,900.   Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and due to the fact that to date we have had no revenues.

Our fiscal year ended is December 31.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate.  We believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

The Offering

Securities Being Offered	Up to 1,600,000 common shares.

Sales by Selling Shareholders	The sales price to the public is fixed at 0.04 per share for the duration of the offering.

We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
3,050,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering. The issuance to the selling shareholders was exempt from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Market for our common stock.
Our common stock is listed for quotation on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market, under the symbol “POCO.”  However, no trades of our common stock have taken place as of the date of this registration statement.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	March 31, 2014	December 31, 2013
Balance Sheet Data	(unaudited)	(audited )

Cash	$2,300	$400
Total Current Assets	$2,300	$400
Liabilities	$9,600	$1,100
Total Stockholder’s Equity	$(5,900)	$600

	From Inception
	(March 2, 2010) to
	March 31, 2014
Statement of Loss and Deficit	(unaudited)
Revenue	$-
Net Loss for the Period	$52,900

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial phases of our business plan; however, we currently do not have any operations and we have no income. We estimate that we will require additional funds in order to expand our website and conduct our proposed operations. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not generated any income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(52,900) from inception to March 31, 2014 . Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $52,900 for the period from March 2, 2010 (inception) to March 31, 2014 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

We anticipate our operating expenses will increase prior to our earning revenues.  We may never achieve profitability and you may lose your entire investment.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 are substantial and may result in us having insufficient funds to complete the development of our website or even meet routine business obligations.

We are subject to the reporting requirements of the Exchange Act of 1934, and as such , we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports. We estimate that these costs could range up to $15,000 per year for the next few years and will be higher if our business volume and activity increase. As a result, we may not have sufficient funds to complete the development of our website or even meet routine business obligations. Immediately upon effectiveness, we will be required to file only those reports required by Section 15(d).

Because our executive officer does not have experience in e-commerce, there is a higher risk our business will fail.

None of our executive officers have any experience in e-commerce and have never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Because our executive officer does not have experience in accounting and finance or running a public company subject to U.S. securities law and preparing financial statements in U.S. GAAP, there is a higher risk our business will fail.

Our executive officer does not have any experience accounting and finance and have never acted in this capacity for another company.  Our executive officer also does not have any experience running a public company subject to U.S. securities law and preparing financial statements according to U.S. GAAP.  However, he will be responsible for preparing our financial statements and developing and accessing our internal control over financial reporting. As a result our business could suffer irreparable harm due to his lack of experience in accounting and finance.

Our executive officer has only agreed to provide his services on a part-time basis.   He may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, our executive officer will not be spending a significant amount of time on our business. Joseph C. Shea, III expects to expend approximately 15 hours per week on our business for the foreseeable future. Competing demands on Mr. Shea’s time may lead to a divergence between his interests and the interests of other shareholders. Mr. Shea is currently working as a consultant to CRMenergy, a Boston based startup specializing in the sale and marketing of energy saving products for commercial and industrial business. None of the work he will be undertaking as a consultant to CRMenergy will directly compete with the registrant.

Our directors own approximately 47.5% of our outstanding common stock.  Investors may find that corporate decisions influenced by our directors are inconsistent with the best interests of other stockholders

Our directors own approximately 47.5% of the outstanding shares of our common stock as of the date of this prospectus.  Accordingly, they have, and following the completion of the offering, will continue to have power in deciding every aspect of our business.  They will have the power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of our directors may still differ from the interests of other stockholders. Joseph C. Shea, III owns 1,400,000 common shares for which he paid $14,000. Gertrude M. Shea owns 50,000 for which she paid $1,000.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

We may be unsuccessful in implementing required internal controls over financial reporting.

As long as we remain a smaller reporting company, we will not be required to obtain or disclose an auditor’s attestation concerning management’s report on internal controls over financial reporting.  Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation of our internal controls over financial reporting could result in material misstatements that are not prevented or detected on a timely basis, which could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities. Ineffective internal controls could cause investors to lose confidence in our reported financial information.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. Our common stock is currently listed for quotation on the OTCBB and OTCQB under the symbol “POCO.”  However, no shares have traded to date and  a public market may never materialize. If a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Our stock price may also be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,600,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

Our status as an “emerging growth company” under the jobs act of 2012 may make it more difficult to raise capital if the need arises

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, which would be in our second annual report regardless of whether we continue to qualify as an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors

As an “emerging growth company” , we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the Jumpstart Our Business Startups Act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company until the earlier of:

(1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, as defined in Exchange Act Rule 12b-2 as a company with a public float of at least $700 million and has been reporting for at least one year, or
(2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will still be able to take advantage of scaled disclosure requirements.  Specifically, similar to "emerging growth companies," "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will elect to take advantage of the extended transition period for complying with new or revised accounting standards under section 102(b)(1)

This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election our financial statements may not be comparable to companies that comply with public company effective dates.

The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply for so long as the Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board and/or the OTCQB is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, Original Source common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
-	Make a suitability determination prior to selling penny stock to the purchaser;
-	Receive the purchaser's written consent to the transaction; and
-	Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 1,600,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The sales price to the public is fixed at 0.04 per share for the duration of the offering.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,600,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
-	ordinary brokerage transactions and transactions in which the broker solicits purchases; and
-
face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders are underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders are underwriters.  Additionally, any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

None of the selling shareholders listed in this registration statement are registered broker-dealers or affiliates of registered broker-dealers.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,600,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Steven Augusta	50,000	50,000	Nil	Nil
James Campbell	50,000	50,000	Nil	Nil
Timothy Connors	75,000	75,000	Nil	Nil
Edward Costa	50,000	50,000	Nil	Nil
Donald Deciccio	50,000	50,000	Nil	Nil
Sandra Deciccio	50,000	50,000	Nil	Nil
Joseph Dimino	50,000	50,000	Nil	Nil
Tana Dimino	50,000	50,000	Nil	Nil
William Gibbons	50,000	50,000	Nil	Nil
Carol Ann Hayes	50,000	50,000	Nil	Nil
James Hayes	50,000	50,000	Nil	Nil
Jeremiah Healy	50,000	50,000	Nil	Nil
Ruth Healey	50,000	50,000	Nil	Nil
Shelley Hoon Keith	50,000	50,000	Nil	Nil
Julia, Ltd. (1)	50,000	50,000	Nil	Nil
John Keith	50,000	50,000	Nil	Nil
Barry Lyden	50,000	50,000	Nil	Nil
Kelly Lyden	50,000	50,000	Nil	Nil
Thomas Maguire	50,000	50,000	Nil	Nil
Peter Marks	50,000	50,000	Nil	Nil
Michael Oliveira	75,000	75,000	Nil	Nil
Lucille Polcari	50,000	50,000	Nil	Nil
George Pyne	50,000	50,000	Nil	Nil
Roseleen Pyne	50,000	50,000	Nil	Nil
Andrew Rogers	50,000	50,000	Nil	Nil
Francis Shea	75,000	75,000	Nil	Nil
Mary Shea	75,000	75,000	Nil	Nil
William Shea	50,000	50,000	Nil	Nil
Laura Shea	50,000	50,000	Nil	Nil
Barry Weiner	50,000	50,000	Nil	Nil
Total	1,600,000	1,600,000	Nil	Nil

(1)	Julia Ltd. is 100% owned by Robert Karam

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

Other than the following family relationships between the below shareholders and our directors, none of the selling shareholders:

	Relationship to Joseph C. Shea, III CEO, CFO, President & Director	Relationship to Gertrude M. Shea Secretary & Director
Kelly Lyden	Sister	Daughter
Barry Lyden	Brother-in-law	Son-in-law
Francis Shea	Uncle	Brother-in-law
Mary Shea	Aunt	Sister-in-law
William Shea	Uncle	Brother-in-law
Laura Shea	Aunt	Sister-in-law

(1)	have had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	have ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

The Company is a Shell Company as defined by as defined in Rule 405.   As such no shares will be eligible to be sold or transferred under Rule 144 until in excess of 1 year from the filing of the equivalent of Form 10 information by the Company with the SEC. The selling shareholders in this offering are underwriters.

DESCRIPTION OF BUSINESS

In General

The registrant was incorporated in Nevada as a development stage company to create a web-based service that will offer boaters an easy, convenient, fun and easy to use online resource to help them plan and organize their boating trips.  The registrants intended website will provide listings for a plethora of product and service providers of interest to the boating traveler, including available moorage facilities, along with a full presentation of information important to boaters, such as location, address, phone number, email, Dock information (# berths, depth, how to approach, VHF channel, etc.), availability of fuel and power, pricing, along with other applicable information. The registrants intended website will also provide information relating to restaurants in the immediate area or further away, attractions either within walking distance, or general attractions in the area, accommodation. repair services (motor, hull, etc.), boat rental, yacht brokerage services, maps. As well as a variety of other services such as grocery locations, food delivery services, cleaning services, car rental and nanny services.

The targeted market includes boaters who go on vacation, towing their boats, those that travel using their boats, and others who wish a boating experience while on their vacation.

The Market

The U.S. boating industry consisted of nearly 13 million boat registrations as of 2005 (the last year for which publicly available statistics are available from the National Marine Manufacturers Association - NMMA), A study undertaken by the NMMA in 2005 indicated that more than 72 million people in the U.S. participate in recreational boating. Boats under 26’ represented 95% of all mechanically propelled registered boats. Although these statistics have not been updated management believes them to be representative of the current market.

From the point of view of people taking vacations involving their boats, this would tend to show that the market may well be comprised of two types: those that tow / trailer their boats and a large number of boats (i.e. 20’+) that are capable of comfortably traversing America’s waterways and representing the focus on a vacation. In addition to the endless lakes, bays, inlets, and rivers, there are very well developed waterway systems in the U.S. and there are literally thousands of marinas / moorages throughout these waterways. Thus, boating is a very significant activity in the U.S., boating infrastructure is well established in the U.S., there is an endless number of attractive boating destinations available to boaters, and there is a large market of both users and potential advertisers available to the registrants intended website.

Competition

The registrant has identified few competitors in this particular space, with two being www.waterwayguide.com and www.marinas.com.

Website	Description
Waterwayguide.com
General
●   Claims to be “America’s cruising authority since 1947”, the website is an outgrowth of several print publications – six 500 page waterway guides with a full array of information on more than 3,800 marinas along the waterways, “goin’ ashore” articles on ports along the way, etc.”
●   The Guides feature helpful aerial photographs with white-lined routes, detailed planning maps, and a “Skipper’s Handbook” with essential cruising information and advice. Each Waterway Guide is approximately 500 pages, and for added durability and easy use in the cockpit and at the helm, the guides feature flexible spiral bindings and heavy laminated covers with bookmarker flaps.
●   WATERWAY GUIDE’S six editions – Great Lakes, Northern, Chesapeake Bay, Atlantic ICW, Southern and Bahamas – Cover the coastal waters from Maine to Florida, the Gulf of Mexico, the Great Lakes and the Great Loop Cruise of America’s inland waterways, as well as the islands of the Bahamas.
●   Updated annually.
●   Current content includes navigation updates and boating and cruising news.
●   Waterway Guides are available at major marine stores, marinas and bookstores on the East Coast, Gulf Coast and the Great Lakes, including national marine retailers such as West Marine and Marine Max.
●   $39.95 per edition.
Perceived Weaknesses
●   Online version has extensive listing of marinas, but the presentation is lacking and readers must drill down to find basic information on each marina (information is there but difficult to get at in a convenient manner).  “Featured” marinas has a very limited number listing (vs. the entire universe of marinas) and therefore has limited utility
●   Exclusive focus on eastern U.S.

Marinas.com
General
●   “Explore 25,000 marina and marine locations, view 250,000 images of marinas, free reservations, interactive mapping database, free navigational charts and more. Read and write Marina Reviews. Navigate the waterways viewing important detailed aerial photographs of key inlets, harbors, bridges, all the important marinas  and exciting features including lighthouses, landmarks  and restaurants. Boaters & marine lovers have made MARINAS.com the #1 marina website on the worldwide web!!”
●   “Our state-of-the-art frame shop  allows you to build your own framed and matted custom framed photo and preview it right on your computer screen before ordering. Pick any picture from thousands of MARINAS.com marina aerial images, and go to our Online Print and Frame Shop.”
●   Overall, a well organized and attractive site, but heavily weighted toward providing aerial graphic pictures.
Perceived Weaknesses
●   Focused on providing “featured” content (~100 marinas in the U.S.).  For example, in clicking on Directory / Marinas, one sees a series of states, along with “featured” marinas below this listing.  If one clicks on a state, one then sees the beginnings of “featured” listings again.  Once one drills down to particular cities, information on basic (unpaid) listings is very limited.
●   With the emphasis on providing pictures, a very limited number of marinas appear on any given page.

The registrant intends to design portofcallonline.com to have several advantages over this competition.

Item	Portofcallonline.com Advantage
Organization
●   More effective presentation through the use of table formats.
●   Advertisers will still have an ability to differentiate themselves from others through supplementing their basic information with pictures and other content of their choosing.

Content
●   Much more information for basic (free) listings – better and more useful for both boaters and marinas / other product and service providers (marinas will still have an incentive to advertise however).

Graphics	● On par or superior to marinas.com. Superior to waterwayguide.com.

The portofcallonline.com website has not yet been developed, and substantial additional development work and funding will be required before the website can be fully operational. The competitive advantage of the registrant will lie in its ability to bring together organization of the website using more effective presentation through the use of table formats; giving advertisers an ability to differentiate themselves from others through supplementing their basic information with pictures and other content of their choosing; building greater content through more information for basic free listings; and the use of modern graphics.

The Website

The registrant’s website is still under construction. The portofcallonline.com website has not yet been developed, and substantial additional development work will be required before the website can be fully operational.

Site Design & Content

The purpose of the website will be to offer boaters an easy, convenient, fun and easy to use online resource to help them plan and organize their boating trips. It will incorporate several features. Listings will be provided for a plethora of product and service providers of interest to the boating traveler, including available moorage facilities, along with a full presentation of information important to boaters, such as location, address, phone number, email, Dock information (# berths, depth, how to approach, VHF channel, etc.), availability of fuel and power, pricing, along with other applicable information. Restaurants in the immediate area or further away, attractions either within walking distance, or general attractions in the area, accommodation. repair services (motor, hull, etc.), boat rental, yacht brokerage services, maps. As well as a variety of other services such as grocery locations, food delivery services, cleaning services, car rental and nanny services.

For travelers towing their boat to the destination, relevant services will also be an important resource (i.e. accommodation such as camping, motel / hotel).

Management will investigate the potential and advisability of adding a classified advertising section to the website.

The site will be oriented to several target markets: boaters traveling to destinations on their boat; boaters towing their boats to their destination(s); and people interested in perhaps renting a boat.

Although these segments will have slightly different needs, the general design of the site will be as follows: Offer useful, location-specific information available to boaters interested in planning their vacations;  Because there are literally thousands of moorage facilities in the U.S., the organization of the information on the site will be critical and a very important competitive advantage over competing websites; Incorporate state of the art graphic design and navigation techniques; Have additional interesting content relevant to the region being visited; Incorporate a seamless, easy manner in which facilities can sign up and post their information.

Revenue Sources

Listings

In order to have as complete information as possible, listings will be offered for moorage facilities at no cost.  Although other sites offer free listings, the manner in which this is presented either limits the information available or is very difficult and cumbersome to access and navigate.  They tend to have very prominent sections of their sites that have a limited number of featured listings.  The registrants website however intends to follow a regional model, the general presentation will follow a table format, which has the benefit of allowing users the ability to view much more information on a single page.  Users should have the ability to see at a glance what amenities are available at each moorage facility in a given city / region (i.e. which moorage facilities have the amenities that are most important to them).  Moorage facilities that wish to pay a fee will have the ability to have an additional icon beside their name that allows users to view photos of their facility and also view a write up on the facility.  They should also have the ability to post other content they wish to help them market their facility. The intent with this feature is to provide users with the best and most complete information available at a glance, optimizing the organization and presentation of a large amount of relevant data, all while offering businesses the ability to advertise their services for a reasonable fee.  The planned point of departure and competitive advantage that the registrant is expected to enjoy is that rather than limiting or making it difficult for users to access the information they need, the intent is to offer premium listings to facilities that wish to highlight their own facility.  It is an enhancing type of concept, rather than a limiting one. Basic information is expected to be provided with premium content and pictures posted for an advertising fee. The fee structure has yet to be decided by the registrant. The registrant expects to be able to determine appropriate fees once the website is operational.

General Advertising

Advertisers wishing more prominent exposure will have the opportunity to advertise in two ways: Banner ads and featured sections.  For example, should a particular boating destination wish to be featured (i.e. similar to a community advertising in the travel section of a newspaper for example), this opportunity will be made available.  This may have its own section on the website (i.e. “featured boating destinations”).

Potential Classified Ads section

This would be geared toward posting of boats available for sale, etc.

Marketing

Marketing to Business

The registrant intends to pursue a marketing effort to realize its goal of having the most complete, easy to use, informative website dedicated to boat travelers.  The registrant plans to accomplish this through implementing a range of marketing techniques. To gain initial listings, develop a targeted list of industry participants that may be interested in listing with Portofcallonline.com.  Develop a state of the art beta site with which to market Portofcallonline.com to the moorage facilities and boating industry.  Develop an email marketing e-brochure and email message that encourages moorage and other market players to list with Portofcallonline.com at no charge. Pursue a variety of public relations activities, including media articles.

Marketing to Boaters

Sophisticated search strategies will be the primary means to direct boaters to the website.

In addition and depending on funding, a paid-for search / advertising strategies may be utilized, along with select advertising strategies in traditional boating magazines and print publications.

Government Regulation

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president and secretary. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 40 Warren Street, 3rd floor , Charlestown, MA, 02129-3608. This office space is being provided to the registrant free of charge by our president, Mr. Shea. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board electronic quotation service and/or the OTCQB for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of July 30, 2014 , there were 3,050,000 shares of our common stock issued and outstanding held by thirty two (32) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy. Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation.  Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The registrant is a development stage company with limited initial funding.   Therefore, development will occur in several phases, as follows:

Phase I – Initial Beta Launch

Design and construct the initial website for the initial targeted market (geographically based), Complete development of its initial marketing strategies of list development and email marketing materials. The site will not “go live” until management believes it has sufficient critical mass in terms of listings to have a meaningful presence in the marketplace.

Due to the nature of the costs involved and the fact that the registrant’s officers will not be receiving a salary at this time, expenses related to Phase I are expected to be less than $15,000. The president will spearhead this effort. The registrant currently has sufficient capital to complete this stage of its plan of operations. The registrant expects to have this stage of the plan of operations completed by the end of February 2015 .

Phase II – Development of Critical Mass

As the website begins to take shape and if the moorage facilities and other market participants respond to the registrants initial marketing strategies the registrant will look to hire a full time employee to help manage the large amount of information coming in to the site and assist with enhanced local and regional marketing initiatives.

This second phase of the operating plan would principally be devoted to establishing a full presence in the market with as much information on as many potential listings as possible.  The registrant will be particularly attuned to monitoring all marketing activities in order to refine its business strategy.

Due to the nature of the costs involved and the fact that the president will not be receiving a salary at this time, expenses related to Phase II are expected to be related to the costs of hiring an additional employee, approximately $2,000 per month. The company currently has sufficient capital to initiate this phase of its plan of operations.

Phase III – Establish Presence in Additional Market Areas

If the registrant is successful in Phase I and Phase II they will continue to enhance marketing activities in several ways. To generate additional revenues, focus marketing activities on major advertisers (i.e. regions, large scale destinations wishing to feature their area and attractions). As well as focusing on additional marketing activities on the endless array of boating-related product and service organizations throughout the market areas (i.e. in and around any particular moorage facility there may many potential advertisers).

If the registrant decides to move forward with Phase III, the registrant will likely not have sufficient capital to carry out this phase of its plan of operations.  We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through the sale of equity capital.

The registrant is using Valynteen Solutions SRL (“Valynteen”)  a Moldavian Limited Liability Company to design and create the website.  The Company is located at 38 Puskin Str; Building 3; Room# 388 in the Alec Russo University in the city of Balti in the Republic of Moldova.  Valynteen is owned by Tahoe 1 LLC (“Tahoe”), a Delaware Limited Liability Company.  Tahoe provides web and blog development; application development; search engine optimization; animated video production; and content writing for blogs through Valynteen.

Results of Operations for the three months ended March 31, 2014

We did not earn any revenues from inception through the period ending March 31, 2014 .  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $52,900 from inception on March 2, 2010 through the period ended March 31, 2014 .  These operating expenses included the purchase of our domain name, the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with our reporting requirements as a public company under the Securities Exchange Act of 1934.

Results of Operations for Period Ending December 31, 2013

We did not earn any revenues from inception through the period ending December 31, 2013 .  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $46,400 from inception on March 2, 2010 through the period ended December 31, 2013 .  These operating expenses included the purchase of our domain name, the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with being a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2014 , we had cash of $2,300 and operating capital of $(7,300).

Cash Used In Operating Activities

We used cash in operating activities in the amount of $52,800 during the period from our inception on March 2, 2010 through to March 31, 2014 . Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on March 2, 2010 through to March 31, 2014 .

Cash from Financing Activities

We generated cash from financing activities in the amount of $55,100 during the period from our inception on March 2, 2010 through to March 31, 2014 . Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of March 31, 2014 , we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $40,000. We anticipate that our cash and working capital will be sufficient to enable us to complete the first phase of our plan of operations, begin the second phase of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of July 30, 2014 are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Joseph C. Shea, III	42	President, Chief Executive Officer, Chief Financial Officer and Director	Since Inception To Present

Gertrude M. Shea	77	Secretary and Director	Since Inception To Present

Set forth below is a brief description of the background and business experience of our officers and directors.

The registrant believes that the skills, experiences and qualifications of its officers and directors provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Joseph C. Shea, III has been the President, Chief Executive Officer, Chief Financial Officer and Director of Port of Call Online Inc. since its inception. Mr. Shea has both the professional and boating expertise and experience which will serve him well as President of Port of Call Online.  Following graduation from St. Francis Xavier (1991 – 95), he worked at John Hancock Financial Services (1997 – 2001) in the Inside Sales area.  Following this, he worked at the Boston Building Trades Council from 2002 – 2005 as Assistant to the General Agent/Treasurer during the largest public works project in history for that organization.  From 2007 to 2012, he worked in sales and marketing for Khameleon Software.  Since 2012, he has been consulting to CRMenergy, a Boston based startup specializing in the sale and marketing of energy saving products for commercial and industrial business. In addition, Mr. Shea grew up on and around boats and the Yachting industry.  His many extended cruises to new ports of call highlighted the lack of a central repository of information targeted to and beneficial for yachtsmen.

Mr. Shea is not currently, nor has he ever been, a director of any public company.

Gertrude M. Shea has been the Secretary and Director of Port of Call Online Inc. since its inception Mrs. Shea has been the secretary, treasurer and on the Board of Directors of Shea Insurance Group since its inception in April 1992. Shea Insurance Group is life insurance agency specializing in the sale and consultation of insurance products to corporate clients.

Mrs. Shea is not currently, nor has she ever been, a director of any public company.

Joseph C. Shea, III and Gertrude M. Shea are son and mother.

Directors

Our bylaws authorize no less than one (1) director.  We currently have two directors.

Director Independence

Our Board of Directors has adopted the definition of “independence” as described in NASDAQ Rules 4200 and 4350.  Independent directors would not include anyone who, within the past three years, be employed by our Company or any parent or subsidiary of our Company or any of their family members; or any director who is, or who has a family member who is, a controlling shareholder.   Our Board of Directors has determined that its members do not meet the independence requirements.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president and secretary. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant traffic. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
   -   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
   -   Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

   -   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
   -   Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant does presently not have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers

Our current named executive officers hold substantial ownership in the registrant and are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer during the past three fiscal years.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Shea, CEO, CFO, President, & Director	2011 2012 2013	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Gertrude Shea, Secretary & Director	2011 2012 2013	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Joseph Shea	0	0	0	0	0	0	0	0	0

Gertrude Shea	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Joseph Shea	0	0	0	0	0	0	0

Gertrude Shea	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the registrant for their service as members of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July  30, 2014 , the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 3,050,000 shares of common stock issued and outstanding on July 30, 2014 .

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Joseph C. Shea, III 40 Warren St. 3rd Floor Charlestown, MA 02129-3608	1,400,000	45.9%

Common	Gertrude Shea 351 Sylvan Park Road Stowe, VT 05672	50,000	1.6%

Common	Total all executive officers and directors	1,450,000	47.5%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We completed an offering of 1,400,000 shares of common stock on April 21, 2010 to our president and director, Joseph C. Shea, III, at a price of $0.01 per share.  The total proceeds received from this offering were $14,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,650,000 shares of our common stock at a price of $0.02 per share to a total of thirty one (31) purchasers on March 31, 2012.  Gertrude Shea our secretary and director participated in this offering by purchasing 50,000 shares.

Family relationships between any of the selling shareholders and our directors:

	Relationship to Joseph C. Shea, III CEO, CFO, President & Director	Relationship to Gertrude M. Shea Secretary & Director
Kelly Lyden	Sister	Daughter
Barry Lyden	Brother-in-law	Son-in-law
Francis Shea	Uncle	Brother-in-law
Mary Shea	Aunt	Sister-in-law
William Shea	Uncle	Brother-in-law
Laura Shea	Aunt	Sister-in-law

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information
Item 5(a)

a)  Market Information.  Our common stock is listed for quotation on the OTCQB and OTCBB under the symbol “POCO”.  No shares of our common stock have traded as of the date of this registration statement, and we cannot provide any assurance that an active market in our common stock will develop.

b)  Holders.  At July 30, 2014 , there were 32 shareholders of the registrant holding a total of 3,050,000 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

c)  Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future. d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

d)  Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options	Remaining Available
Plan Category	Outstanding Options,	Warrants and Rights	Future Issuance

Equity Compensation Plans Approved by Security Holders	n/a	n/a	n/a

Equity Compensation Plans Not Approved by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)  Performance graph

Not applicable.

f) Sale of unregistered securities.

We completed an offering of 1,400,000 shares of common stock on April 21, 2010 to our president and director, Joseph C. Shea, III, at a price of $0.01 per share. The total proceeds received from this offering were $14,000. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act. We did not engage in any general solicitation or advertising.

We completed an offering of 1,650,000 shares of our common stock at a price of $0.02 per share to a total of thirty one (31) purchasers on March 31, 2012.  The total amount we received from this offering was $33,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  In addition to the 50,000 shares issued to Gertrude Shea, our secretary and director. The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 5(b)  Use of Proceeds.  As described herein

Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 3,050,000 common shares outstanding of which no common shares may be freely traded without registration.  However, 1,600,000 common shares of present shareholders are being registered on this offering.

The remaining 1,450,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.
At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.
Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

Since we are a "Shell Company," our common stock  will not be eligible for resale under Rule 144 until the conditions of Rule 144(i) are met.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by Anton & Chia, LLP, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Karen A. Batcher, Esq of Synergen Law Group, APC Chula Vista, California.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Port Of Call Online Inc.
40 Warren Street, Floor 3
Charlestown, MA 02129-3608
(617) 459-6031

Our fiscal year ends on December 31.  Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

FINANCIAL STATEMENTS

Index to Financial Statements:

Unaudited financial statements for the three months ended March 31, 2014 , including:

40	Balance Sheets

41	Statements of Operations

42	Statements of Cash Flows

43-45	Notes to Unaudited Interim Financial Statements

Audited financial statements for the period ended December 31, 2013 , including:

46	Auditors’ Report

47	Balance Sheet

48	Statement of Operations

49	Statement of Stockholders’ Equity

50	Statement of Cash Flows

51-53	Notes to Financial Statements

PORT OF CALL ON LINE , INC.
(A Development Stage Company)
CONDENSED BALANCE SHEETS

	March 31,	December 31,
	2014 (Unaudited)	2013 (Audited)

Assets

Current assets
Cash	$2,300	$400
Total current assets	2,300	400

Other assets	1,400	1,300
Total other assets	1,400	1300

Total assets	$3,700	$1700

Liabilities and Stockholders’ Deficit

Liabilities
Accounts payable	$1,600	$1,100
Advance from shareholder	8,000	-
Total liabilities	$9,600	$1,100

Commitments and contingencies (Note 5)

Stockholders’ Equity (Deficit)
Common Stock, par value $0.001; 65,000,000 shares
authorized; 3,050,000 shares issued and outstanding	$3,050	$3,050
Additional Paid In Capital	43,950	43,950
Accumulated deficit	(52,900)	(46,400)
Stockholders’ Equity(Deficit)	(5,900)	600

Total liabilities and stockholders’ Deficit	$3,700	$1,700

The accompanying notes are
an integral part of these unaudited condensed financial statements.

PORT OF CALL ONLIN E,   INC.
(A Development Stage Company)
CONDENSED STATEMENT OF OPERATIONS
(Unaudited)

			Period From
	Three	Three	Inception,
	Months Ended March 31,	Months Ended March 31,	March 2, 2010, through March 31,
	2014	2013	2014

Operating expenses:
General and administrative	$6,500	$2,900	$52,900

Total operating expenses	6,500	2,900	52,900

Loss from operations	(6,500)	(2,900)	(52,900)

Net loss	$(6,500)	$(2,900)	$(52,900)

Basic and Diluted Loss Per Share	$(.002)	$(.001)	$(.0252)

Weighted average common shares
outstanding - basic and diluted	3,050,000	3,050,000	2,109,123

The accompanying notes are
an integral part of these unaudited condensed financial statements.

PORT OF CALL ON LINE , INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31,	Three Months Ended March 31,	Period From Inception, March 2, 2010, through March 31,
	2014	2013	2014

Operating activities:
Net loss	$(6,500)	$(2,900)	$(52,900)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Changes in operating assets and liabilities:
Other assets	-	(350)	(1,350)
Accounts payable	400	-	1,450
Net cash used in operating activities	(6,100)	(3,250)	(52,800)

Financing activities:
Advances from shareholder	8,000	-	8,000
Proceeds from the issuance of common stock	-	-	47,100
Net cash provided by financing activities	8,000	-	55,100

Net change in cash and cash equivalents	1,900	(3,250)	2,300

Cash, beginning of period	400	39,500	-

Cash, end of period	$2,300	$36,250	$2,300

Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

The accompanying notes are
an integral part of these unaudited condensed financial statements.

Port of Call On li n e,   Inc.
(A Development Stage Company)
Notes to Unaudited Condensed Financial Statements
Note 1 Nature of Business

Business Overview

Port of Call Online, Inc., (the “Company”), was incorporated in the State of Nevada on March 2, 2010 to create a web-based service that will offer boaters an easy, convenient, fun, easy to use, online resource to help them plan and organize their boating trips. Listings will be provided for product and service providers of interest to the boating traveler.

The Company intends to maximize listings on the website, increase the value to the consumer, and provide potential advertisers with an ability to inexpensively feature their services to a very wide and targeted audience.

Development Stage Company

The Company’s unaudited financial statements are presented as those of a development stage company. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

The unaudited financial statements of the Company included herein have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America.

In the opinion of management, all adjustments, consisting of normal recurring items, considered necessary for a fair presentation have been included. The results of operations for an interim period may not give a true indication of the results for the entire year. The December 31, 2013 balance sheet has been derived from the audited financial statements of that date.

Note 2 Summary of Significant Accounting Policies

Cash

Cash equivalents includes highly liquid short-term investments, with original maturities of three months or less. At March 31, 2014 and December 31, 2013, the Company had no cash equivalents.

Concentration of Risk

As of March 31, 2014, the Company maintained its cash account at one commercial bank. The cash balance at March 31, 2014 and December 31, 2013, was within the FDIC coverage of deposits totaling $250,000 per owner.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

Our management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America.

Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. As of March 31, 2014 and December 31, 2013, there were no common equivalent shares.

Research and Development Costs

The Company expenses research and development costs as incurred.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $6,500 and net cash used in operations of $6,100 for the three months ended March 31, 2014. The Company has a net loss of $52,900 and net cash used in operations of $52,800 since inception on March 2, 2010 through March 31, 2014. In addition, the Company is in the development stage and has not yet generated any revenues. The Company is in the beginning stages of implementing its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

During the three months ended March 31, 2014, the Company continued the implementation of its business plan. The first phase of its business plan calls for the Company to begin development of its website which is still in the design stage and as such, no significant development has occurred as of March 31, 2014. The Company has raised $55,100 since inception and has utilized those funds to primarily initially organize the Company and complete its business plan. Upon commencement of its website development, the Company expects to raise additional funds however does not currently have any commitments to do so. There are no assurances that the Company will be able to raise sufficient funds required to complete its websites or business plan or whether such raise will be on terms favorable to the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has not established any source of revenue and has incurred an operating loss since inception. Further, as of March 31, 2014, it is not certain whether the Company’s cash resources are sufficient to meet its ongoing business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 Advance From Shareholder

During the three months ended March 31, 2014, the Company received an advance of $8,000 cash from one its shareholder who is also an executive officer. The advance has expiration, no other terms and can be called due at any time.

Note 5 Stockholders’ Deficit

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of $.001 par value preferred stock. As of March 31, 2014 and December 31, 2013 there is no preferred stock outstanding.

The Company’s Articles of Incorporation authorize the issuance of up to 65,000,000 shares of $.001 par value common stock. As of March 31, 2014 and December 31, 2013, there are 3,050,000 shares of $0.001 par value common stock issued and outstanding.

Issued and Outstanding Shares

During the period from March 2, 2010, to December 31, 2010, the Company issued 1,400,000 shares of its $.001 par value common stock to its Director, Chief Executive Officer, and President for cash in the amount of $14,000.

During the year ended December 31, 2011, the Company issued 550,000 shares of its $.001 par value common stock for cash in the amount of $11,000 to 24 individual accredited investors, five of whom are related to the Company’s

Director, Chief Executive Officer, and President.

During the year ended December 31, 2012, the Company issued 1,100,000 shares of its $.001 par value common stock for cash in the amount of $ 22,000 to 7 individual accredited investors.

There was no common stock issued during the three months ended March 31, 2014.

Note 6 Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

REPORT OF INDEPE ND ENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders’

Port of Call Online, Inc. (A Development Stage Company)

We have audited the accompanying balance sheets of Port of Call Online, Inc. (the "Company") as of December 31, 2013 and 2012, and the related statement of operations, changes in stockholders’ equity and cash flows for the years then ended and for the period from March 2, 2010 (Inception) through December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013, 2012and the results of its operations and its cash flows for the years then ended and for the period from March 2, 2010 (Inception) through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has had no revenues and accumulated deficit of $46,400 since inception. These conditions, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans concerning these matters are also described in the financial statements, which includes the raising of additional equity financing. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia, LLP

Newport Beach, California

April 11, 2014

PORT OF CALL   O NLINE, INC.
(A Development Stage Company)
BALANCE SHEETS

	December 31,	December 31,
	2013	2012

Assets

Current assets
Cash	$400	$39,500

Total current assets	400	39,500

Other assets	1,300	-

Total assets	$1,700	$39,500

Liabilities and Stockholders’ Equity

Liabilities
Current liabilities	$1,100	$-
Total liabilities	$1,100	$-

Commitments and contingencies (Note 5)

Stockholders’ Equity	$-	$-
Preferred Stock, $0.001 par value; 10,000,000 authorized, 0 shares issued and outstanding
Common Stock, $ 0.001 par value; 65,000,000 shares
authorized; 3,050,000 shares issued and outstanding	$3,050	$3,050
Additional paid in capital	43,950	43,950
Accumulated deficit	(46,400)	(7,500)
Stockholders’ equity	600	39,500

Total liabilities and stockholders’ equity	$1,700	$39,500

The accompanying notes are
an integral part of these financial statement.

PORT OF CALL ONLI NE , INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS

			Period From
			Inception,
	Year	Year	March 2, 2010 (Inception),
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2013	2012	2013

Operating expenses:
General and administrative	$38,900	$2,900	$46,400

Total operating expenses	38,900	2,900	46,400

Loss from operations	(38,900)	(2,900)	(46,400)

Net loss	$(38,900)	$(2,900)	$(46,400)

Basic and Diluted Loss Per Share	$(0.0128)	$(0.0006)	$(0.0021)

Weighted average common shares
outstanding - basic and diluted	3,050,000	4,558,811	2,240,096

The accompanying notes are
an integral part of these financial statement.

PORT OF CALL ONLI NE , INC.
(A Development Stage Company)
STATEMENT OF STOCKHOLDERS’ EQUITY

	$.001 Par Value		Additional		Total
	Common Stock		Paid-in	Deficit	Stockholders’
	Shares	Amount	Capital	Accumulated	Equity

Balance, March 02, 2010 (inception)	-	$-	$-	$-	$-

Issuance of common stock for cash to officer	1,400,000	1,400	12,600	-	14,000

Net loss	-	-	-	(4,200)	(4,200)

Balance, December 31, 2010	1,400,000	1,400	12,600	(4,200)	9,800

Issuance of common stock for cash to third party investors	550,000	550	10,450	-	11,000

Net loss	-	-	-	(400)	(400)

Balance, December 31, 2011	1,950,000	1,950	23,050	(4,600)	20,400

Issuance of common stock for cash to third party investors	1,100,000	1,100	20,900	-	22,000

Net loss	-	-	-	(2,900)	(2,900)

Balance, December 31, 2012	3,050,000	$3,050	$43,950	$(7,500)	$39,500

Net loss	-	-	-	(38,900)	(38,900)

Balance, December 31, 2013	3,050,000	$3,050	$43,950	$(46,400)	$600

The accompanying notes are
an integral part of these financial statement.

PORT OF CALL ONL IN E, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS

			Period From
			Inception,
	Year	Year	March 2, 2010,
	Ended	Ended	through
	December 31,	December 31,	December 31,
	2013	2012	2013

Operating activities:
Net loss	$(38,900)	$(2,900)	$(46,400)
Adjustments to reconcile net loss to cash used in operating activities:
Changes in operating assets and liabilities:
Other assets	(1,300)	-	(1,300)
Accounts payable	1,100	-	1,100
Net cash used in operating activities	(39,100)	(2,900)	(46,600)

Financing activities:
Proceeds from the issuance of common stock	-	22,000	47,000
Net cash provided by financing activities	-	22,000	47,000

Net increase in cash	(39,100)	19,100	400

Cash, beginning of period	39,500	20,400	-

Cash, end of period	$400	$39,500	$400

Cash paid for income taxes	$-	$-	$-

Cash paid for interest	$-	$-	$-

The accompanying notes are
an integral part of these financial statement.

Port of Cal l Online, Inc.
(A Development Stage Company)
Notes to Financial Statements

Note 1 Nature of Business

Business Overview

Port of Call Online, Inc., (the “Company”), was incorporated in the State of Nevada on March 2, 2010 to create a web-based service that will offer boaters an easy, convenient, fun, easy to use, online resource to help them plan and organize their boating trips. Listings will be provided for product and service providers of interest to the boating traveler.

The Company intends to maximize listings on the website, increase the value to the consumer, and provide potential advertisers with an ability to inexpensively feature their services to a very wide and targeted audience.

Development Stage Company

The Company’s financial statements are presented as those of a development stage company. Activities during the development stage primarily include equity based financing and implementation of the business plan. The Company has not generated revenues since inception.

Note 2 Summary of Significant Accounting Policies

Cash

Cash equivalents includes highly liquid short-term investments, with original maturities of three months or less. At December 31, 2013 and 2012, the company had no cash equivalents.

Concentration of Risk

As of December 31, 2013, the Company maintained its cash account at one commercial bank. The cash balance at December 31, 2013, was within the FDIC coverage of deposits totaling $ 250,000 per owner.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

Our management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States of America.

Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. As of December 31, 2013 and 2012, there were no common equivalent shares.

Research and Development Costs

The Company expenses research and development costs as incurred.

Note 3 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $38,900 and net cash used in operations of $39,100 for the year ended December 31, 2013. The Company has a net loss of $46,400 and net cash used in operations of $46,600 since inception on March 2, 2010 through December 31, 2013. In addition, the Company is in the development stage and has not yet generated any revenues. The Company is in the beginning stages of implementing its business plan. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2013, the Company relied on working capital raised from offerings during previous years and utilized this working capital to implement its business plan. The first phase of its business plan calls for the Company to begin development of its website which is still in the design stage as of December 31, 2013. The Company has raised $47,000 since inception and expects to raise additional funds however does not currently have any commitments to do so. There are no assurances that the Company will be able to raise sufficient funds required to complete its websites or business plan or whether such raise will be on terms favorable to the Company.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern. The Company has not established any source of revenue and has incurred an operating loss since inception. Further, as of December 31, 2013, it is not certain whether the Company’s cash resources are sufficient to meet its ongoing business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 4 Stockholders’ Equity

Authorized Shares

The Company’s Articles of Incorporation authorize the issuance of up to 10,000,000 shares of $0.001 par value preferred stock. As of December 31, 2013 and 2012, there is no preferred stock outstanding.

The Company’s Articles of Incorporation authorize the issuance of up to 65,000,000 shares of $0.001 par value common stock. As of December 31, 2012, there are 3,050,000, shares of $0.001 par value common stock issued and outstanding.

Issued and Outstanding Shares

During the period from March 2, 2010, to December 31, 2010, the Company issued 1,400,000 shares of its $0.001 par value common stock to its Director, Chief Executive Officer, and President for cash in the amount of $14,000.

During the year ended December 31, 2011, the Company issued 550,000 shares of its $0.001 par value common stock for cash in the amount of $11,000 to 24 individual accredited investors, five of whom are related to the Company’s

Director, Chief Executive Officer, and President.

During the year ended December 31, 2012, the Company issued 1,100,000 shares of its $0.001 par value common stock for cash in the amount of $22,000 to 7 individual accredited investors.

There were no stock issuances during the year ended December 31, 2013.

Note 5 Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position, or cash flow.

Part II

Information Not Required In the Prospectus

Item 13.   Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$9
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$1,640
Legal fees and expenses	$5,000

Total	$6,648

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that:

a.    the directors will cause the registrant to indemnify a director or former director of the registrant and the directors may cause the registrant to indemnify a director or former directors of a corporation or which the registration is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonable incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the registrant or a director of such corporation, including an action brought by the registration or corporation.  Each director of the registrant on being elected or appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

b.   the directors may cause the registrant to indemnify an officer, employee or agent of the registrant or of a corporation of which the registrant is or was a shareholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the registrant or corporation. In addition, the registrant shall indemnify the secretary or an assistant secretary of the registrant (if he is not a full time employee of the Corporation and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such secretary and assistant secretary, on being appointed is deemed to have contracted with the registrant on the terms of the foregoing indemnity.

c.   the directors may cause the registrant to purchase and maintain insurance for the benefit6 of a person who is or was serving a director, officer, employee or agent of the registrant or as a director, officer, employee or agent of a corporation of which the registrant is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Item 15.   Recent Sales of Unregistered Securities

We completed an offering of 1,400,000 shares of common stock on April 21, 2010 to our president and director, Joseph C. Shea, III, at a price of $0.01 per share.  The total proceeds received from this offering were $14,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,650,000 shares of our common stock at a price of $0.02 per share to a total of thirty one (31) purchasers on March 31, 2012.  The total amount we received from this offering was $33,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  In addition to the 50,000 shares issued to Gertrude Shea, our secretary and director. The securities were sold and/or issued only to “accredited investors,” as such term is defined in the Securities Act in a transaction that did not involve any underwriters, underwriting discounts or commissions, or any public offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and/or Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

Item 16.   Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Synergen Law Group, APC (1)
23.1	Consent of Anton & Chia, Certified Public Accountant

(1)  Previously included as an exhibit to the Registration Statement on Form S-1 filed May 13, 2013.

Item 17.   Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser.

If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlestown, MA, on July 30, 2014 .

PORT OF CALL ONLINE INC.

By:	/s/ Joseph C. Shea, III
Joseph C. Shea, III
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on July 30, 2014 .

By:	/s/ Joseph C. Shea, III
Joseph C. Shea, III
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

By:	/s/ Gertrude M. Shea
Gertrude M. Shea
Secretary and Director